United States

Securities and Exchange Commission

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 12, 2007

AMERICAN CARESOURCE HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33094	20-0428568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5429 Lyndon B. Johnson Freeway, Suite 700, Dallas, Texas 75240
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (972) 308-6830

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On July 12, 2007, Wayne Schellhammer resigned as a member of the Board of Directors and Chief Executive Officer of American CareSource Holdings, Inc. (the “Registrant”) pursuant to a Separation Agreement and General Release (the “Severance Agreement”) by and between the Registrant and Mr. Schellhammer. Under the Separation Agreement, which is attached hereto as an exhibit, the Registrant shall pay $250,000 to Mr. Schellhammer as a severance payment, payable in twelve equal installments of $20,833.33, and $5,000 for relocation expenses. Until the earlier of June 30, 2008 or the date upon which he obtains health insurance coverage from another employer, the Registrant shall reimburse Mr. Schellhammer for the amount by which his COBRA health and dental insurance premium payments exceed the then current premium rates offered by the Registrant to its active employees. In addition, Mr. Schellhammer forfeited his unvested stock options and the expiration date for the vested portion of his stock options has been extended until June 30, 2008.

Mr. Schellhammer, whose resignation was effective as of June 30, 2007, did not resign due to a disagreement with the Registrant on any matter relating to the Registrant’s operations. The Board of Directors of the Registrant has commenced a search to replace Mr. Schellhammer. David S. Boone, the Registrant’s Chief Operating Officer and Chief Financial Officer, will manage the day-to-day operations of the Registrant and report to Edward Berger, the Registrant’s Executive Chairman of the Board.

ITEM 8.01 OTHER EVENTS.

The Registrant had previously reported in its quarterly report on Form 10-QSB for the period ended March 31, 2007 that it was not in compliance with Section 802(a) of the American Stock Exchange (“AMEX”) Company Guide, which requires that at least 50% of the directors on the board of directors of a small business issuer listed on the AMEX be independent directors. As a result of Mr. Schellhammer’s resignation, the Registrant’s compliance with Section 802(a) has been restored since the Registrant’s board of directors now consists of at least 50% independent directors.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description
10.1	Separation Agreement and General Release, dated July 12, 2007, by and between the Registrant and Wayne Schellhammer

99.1	Press release of Registrant dated July 13, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CARESOURCE HOLDINGS, INC.

Date: July 16, 2007	By: /s/David S. Boone
David S. Boone
Chief Financial Officer & Chief Operating Officer